Exhibit 99.1

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
October 14, 2025

News Media & Financial Analyst Contact:
George Boyan, EVP & CFO
(908) 713-4565

Unity Bancorp Reports Quarterly Earnings of $14.4 Million

Net Income
(In Millions)
$16.0
$12.0
$8.0
$4.0
$-
10.9
11.5
11.6
16.5
4.3
12.2
14.4
0.8
13.6
3Q 24
4Q 24
1Q 25
2Q 25
3Q 25

Dil. EPS
$1.41
$0.20 Q/Q
$0.13 Q/Q, Core
ROA
2.11%
40 bps Q/Q
14 bps Q/Q,Core
ROE
17.41%
374 bps Q/Q
79 bps Q/Q,Core
NIM
4.54%
5 bps Q/Q, Core & Non-Core

James A. Hughes, President & CEO, commented on the financial results:

"We are pleased to announce another outstanding quarter for Unity Bancorp, Inc., with net income of $14.4 million, or $1.41 per diluted share. This performance reflects a return on average assets of 2.11%, and return on average equity of 17.41%. Notably, our net interest margin expanded by 5 basis points to 4.54%, underscoring our ability to drive profitability in a dynamic rate environment.

During the third quarter, we continued to execute on our organic balance sheet growth strategies. Sequentially, loans increased by $85.9 million, or 3.6%, and deposits grew by $80.1 million, or 3.7%. Our balance sheet remains strong, supported by disciplined credit origination and growth funded by lower-cost deposits. Looking ahead, our strategy of growing loans and deposits in tandem at a mid-to-high single digit rate, positions us well to achieve our growth targets for the remainder of 2025 and beyond.

The quarter also benefited from the continued resolution of our Patriot National Bancorp, Inc. position. Unity converted the remainder of its debt position into approximately 2.7 million restricted common shares of Patriot, which will remain restricted until registered. This conversion contributed $0.8 million to net income for the quarter. Excluding this one-time event, on a non-GAAP basis, Unity earned $13.6 million in net income, or $1.33 per diluted share, representing a 2.00% return on average assets and 16.49% return on average equity.

We are proud to expand our footprint with the opening of our 22nd branch in Madison, NJ, reinforcing our commitment to serving local communities with personalized banking solutions. This new location reflects our continued growth and dedication to deepening relationships across New Jersey. As the Federal Reserve’s recent rate cut aims to stimulate economic activity amid ongoing uncertainty, Unity is well-positioned to strengthen customer relationships and expand lending initiatives, driving continued momentum and long-term value for our shareholders.”

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $14.4 million, or $1.41 per diluted share, for the quarter ended September 30, 2025, compared to net income of $16.5 million, or $1.61 per diluted share for the quarter ended June 30, 2025.  For the nine months ended September 30, 2025, Unity Bancorp reported net income of $42.5 million, or $4.15 per diluted share, compared to net income of $29.9 million, or $2.94 per diluted share, for the nine months ended September 30, 2024.

Third Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $29.9 million for the quarter ended September 30, 2025, an increase of $1.3 million, as compared to $28.6 million for the quarter ended June 30, 2025. Net interest margin (“NIM”) increased 5 basis points to 4.54% for the quarter ended September 30, 2025, compared to the quarter ended June 30, 2025. The increase was due to the yield on interest-earning assets increasing.
●	The provision for credit losses on loans was $1.4 million for the quarter ended September 30, 2025, compared to $1.7 million for the quarter ended June 30, 2025. The provision in the current quarter was primarily driven by loan growth.
●	During the quarter ended September 30, 2025, Unity converted its debt security issued by Patriot National Bancorp, Inc. into common stock. As of September 30, 2025, Unity held approximately 2.673 million shares of restricted Patriot common stock, valued at $0.75 per share. These shares remain restricted pending registration by Patriot (or such other time that an exemption from registration is available permitting the removal of such restrictions) and eligibility for trading on a national securities exchange. In connection with the conversion, Unity released $0.8 million from the reserve for credit losses on securities and recognized a one-time unrealized gain of $0.2 million through net securities gains. Additionally, during the quarter ended June 30, 2025, Unity realized a gain of $3.5 million and released a $2.0 million reserve for credit losses on securities associated with the Patriot National Bancorp, Inc. positions.
●	Noninterest income was $3.0 million for the quarter ended September 30, 2025, compared to $5.8 million for the quarter ended June 30, 2025. The $2.8 million decrease was primarily due to the Q2 one-time realized gain of $3.5 million discussed above. The decrease was partially offset by increases in core operating noninterest income components, most notably gain on sale of mortgages, gain on sale of SBA loans and service and loan fee income.
●	Noninterest expense was $13.4 million for the quarter ended September 30, 2025, compared to $13.0 million for the quarter ended June 30, 2025. Increases were predominately recognized in the compensation and benefits and the processing and communication categories. The increase was partially offset by decreases in the loan related expense category.
●	The effective tax rate was 23.7% for the quarter ended September 30, 2025, compared to 23.4% for the quarter ended June 30, 2025.

Balance Sheet Highlights

●	Total gross loans increased $207.9 million, or 9.2%, from December 31, 2024, primarily due to increases in the commercial and residential mortgage loan categories. This was partially offset by decreases in the residential construction loan category. Furthermore, gross loans increase $85.9 million, or 3.6% from June 30, 2025.
●	As of September 30, 2025, the allowance for credit losses as a percentage of gross loans was 1.23%.
●	Total deposits increased $167.2 million, or 8.0%, from December 31, 2024. Further, total deposits increased $80.1 million, or 3.7% from June 30, 2025. As of September 30, 2025, 21.6% of total deposits were uninsured or uncollateralized. The Company’s deposit composition as of September 30, 2025, consisted of 19.7% in noninterest bearing demand deposits, 17.4% in interest-bearing demand deposits, 23.7% in savings deposits and 39.2% in time deposits.
●	As of September 30, 2025, investments comprised 4.6% of total assets. Available for sale debt securities (“AFS”) were $82.1 million or 2.9% of total assets. Held to maturity (“HTM”) debt securities were $36.5 million or 1.3% of total assets. As of September 30, 2025, pre-tax net unrealized losses on AFS and HTM were $1.9 million and $6.5 million, respectively. These pre-tax unrealized losses represent approximately 2.4% of the Company’s Tier 1 capital. Equity securities were $12.7 million or 0.4% of total assets as of September 30, 2025.
●	Borrowed funds increased $11.2 million from December 31, 2024. Borrowed funds were entirely comprised of borrowings from the FHLB.

●	Shareholders’ equity was $334.0 million as of September 30, 2025, compared to $295.6 million as of December 31, 2024. The $38.4 million increase was primarily driven by 2025 earnings, partially offset by dividend payments and share repurchase activity. Unity Bancorp did not repurchase stock during the quarter ended September 30, 2025.
●	Book value per common share was $33.26 as of September 30, 2025, compared to $29.48 as of December 31, 2024. This increase primarily reflects retained earnings offset partially by dividends and share repurchases.
●	Below is a summary of Unity Bancorp’s regulatory capital ratios:
o	The Leverage Ratio increased 49 basis points to 12.71% at September 30, 2025, compared to 12.22% at December 31, 2024.
o	The Common Equity Tier 1 Capital Ratio increased 55 basis points to 14.45% at September 30, 2025, compared to 13.90% at December 31, 2024.
o	The Tier 1 Capital Ratio increased 51 basis points to 14.88% at September 30, 2025, compared to 14.37% at December 31, 2024.
o	The Total Capital Ratio increased 51 basis points, to 16.13% at September 30, 2025, compared to 15.62% at December 31, 2024.
●	At September 30, 2025, the Company held $203.5 million of cash and cash equivalents. The Company also maintained approximately $548.2 million of funding available from various sources, including the FHLB, FRB Discount Window and other lines of credit. Total available funding plus cash on hand represented 153.5% of uninsured or uncollateralized deposits.
●	As of September 30, 2025, nonaccrual assets were $20.5 million, compared to $15.8 million as of June 30, 2025. The ratio of nonaccrual loans to total loans was 0.83% as of September 30, 2025. The ratio of nonaccrual assets to total assets was 0.71% as of September 30, 2025. The increase primarily reflects increased nonaccrual residential mortgages that are well secured by 1 to 4 family residential properties.

Other Highlights

❖	In September 2025, Unity Bank celebrated the opening of a new branch in Madison, New Jersey. This branch increased the total number of branches to 22, and the new location strengthens Unity’s Morris County presence.

❖	In August 2025, Unity Bancorp Inc announced a 7% increase in its third quarter cash dividend. This is in addition to the 8% increase announced in the first quarter. The third quarter cash dividend represented $0.15 per common share.

❖	In August 2025, Unity Bancorp Inc was ranked 14th among the top 25 publicly traded banks in the United States, according to Bank Director’s 2025 RankingBanking report. Unity’s consistent profitability, capital adequacy and asset quality metrics contributed to the strong placement in the national ranking.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.9 billion in assets and $2.3 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, the impact of any health crisis or national disasters on the Bank, its employees and customers, and the impact of uncertain or changing political conditions or any current or future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary, trade or regulatory policy, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

				September 30, 2025 vs.
				June 30, 2025	September 30, 2024
(In thousands, except percentages and per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024%		%
BALANCE SHEET DATA
Total assets	$2,876,365	$2,928,523	$2,635,319	(1.8)%	9.1%
Total deposits	2,267,484	2,187,366	2,046,137	3.7	10.8
Total gross loans	2,468,527	2,382,594	2,217,393	3.6	11.3
Total securities	131,252	139,348	143,712	(5.8)	(8.7)
Total shareholders' equity	334,023	319,840	284,257	4.4	17.5
Allowance for credit losses	30,245	29,012	27,002	4.2	12.0

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$18,866	$21,528	$14,567	(12.4)	29.5
Provision for income taxes	4,476	5,037	3,662	(11.1)	22.2
Net income	$14,390	$16,491	$10,905	(12.7)	32.0

Net income per common share - Basic	$1.43	$1.64	$1.09	(12.8)	31.2
Net income per common share - Diluted	1.41	1.61	1.07	(12.4)	31.8

PERFORMANCE RATIOS - QUARTER TO DATE (ANNUALIZED)
Return on average assets	2.11%	2.51%	1.76%
Return on average equity	17.41	21.15	15.55
Efficiency ratio**	41.47	42.31	44.23
Cost of funds	2.46	2.46	2.71
Net interest margin	4.54	4.49	4.16
Noninterest expense to average assets	1.97	1.98	1.94

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$55,823		$39,901		39.9
Provision for income taxes	13,339		9,956		34.0
Net income	$42,484		$29,945		41.9

Net income per common share - Basic	$4.23		$2.98		41.9
Net income per common share - Diluted	4.15		2.94		41.2

PERFORMANCE RATIOS - YEAR TO DATE (ANNUALIZED)
Return on average assets	2.15%		1.64%
Return on average equity	18.07		14.72
Efficiency ratio**	42.20		46.25
Cost of funds	2.46		2.70
Net interest margin	4.50		4.09
Noninterest expense to average assets	1.98		1.97

SHARE INFORMATION
Market price per share	$48.87	$47.08	$34.06	3.8	43.5
Dividends paid (QTD)	0.15	0.14	0.13	7.1	15.4
Book value per common share	33.26	31.88	28.48	4.3	16.8
Average diluted shares outstanding (QTD)	10,233	10,212	10,148	0.2	0.8

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.61%	10.92%	10.79%	6.3	7.6
Leverage ratio	12.71	12.50	11.94	1.7	6.4
Common Equity Tier 1 Capital Ratio	14.45	13.96	13.50	3.5	7.0
Risk-based Tier 1 Capital Ratio	14.88	14.39	13.98	3.4	6.4
Risk-based Total Capital Ratio	16.13	15.65	15.23	3.1	5.9

CREDIT QUALITY AND RATIOS
Nonaccrual assets	$20,514	$15,840	$15,879	29.5	29.2
QTD annualized net (chargeoffs) to QTD average loans	(0.03)%	(0.06)%	(0.02)%
Allowance for credit losses to total loans	1.23	1.22	1.22
Nonaccrual loans to total loans	0.83	0.66	0.59
Nonaccrual assets to total assets	0.71	0.54	0.60

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

				September 30, 2025 vs.
				December 31, 2024	September 30, 2024
(In thousands, except percentages)	September 30, 2025	December 31, 2024	September 30, 2024%		%

ASSETS
Cash and due from banks	$20,860	$20,206	$28,892	3.2%	(27.8)%
Interest-bearing deposits	182,626	160,232	165,609	14.0	10.3
Cash and cash equivalents	203,486	180,438	194,501	12.8	4.6
Securities:
Debt securities available for sale, at market value, net of valuation allowance	82,063	93,884	97,651	(12.6)	(16.0)
Debt securities held to maturity, at book value	36,505	41,294	36,225	(11.6)	0.8
Equity securities, at market value	12,684	9,850	9,836	28.8	29.0
Total securities	131,252	145,028	143,712	(9.5)	(8.7)
Loans:
Loans held for sale	15,421	12,163	14,621	26.8	5.5
SBA loans held for investment	37,537	38,309	39,497	(2.0)	(5.0)
Commercial loans	1,582,608	1,411,629	1,368,763	12.1	15.6
Residential mortgage loans	676,862	630,927	623,529	7.3	8.6
Consumer loans	82,857	76,711	72,291	8.0	14.6
Residential construction loans	73,242	90,918	98,692	(19.4)	(25.8)
Total loans	2,468,527	2,260,657	2,217,393	9.2	11.3
Allowance for credit losses	(30,245)	(26,788)	(27,002)	12.9	12.0
Net loans	2,438,282	2,233,869	2,190,391	9.2	11.3
Premises and equipment, net	18,439	18,778	18,857	(1.8)	(2.2)
Bank owned life insurance ("BOLI")	26,319	25,773	25,619	2.1	2.7
Deferred tax assets	15,022	14,106	14,517	6.5	3.5
Federal Home Loan Bank ("FHLB") stock	13,218	12,507	14,584	5.7	(9.4)
Accrued interest receivable	13,288	12,691	12,913	4.7	2.9
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	15,543	9,311	18,709	66.9	(16.9)
Total assets	$2,876,365	$2,654,017	$2,635,319	8.4%	9.1%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$447,510	$440,803	$423,968	1.5%	5.6%
Interest-bearing demand	362,449	321,780	325,264	12.6	11.4
Savings	535,560	491,175	524,607	9.0	2.1
Brokered deposits	235,122	217,931	214,679	7.9	9.5
Time deposits	686,843	628,624	557,619	9.3	23.2
Total deposits	2,267,484	2,100,313	2,046,137	8.0	10.8
Borrowed funds	231,707	220,504	266,798	5.1	(13.2)
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	1,790	1,702	1,765	5.2	1.4
Accrued expenses and other liabilities	31,051	25,605	26,052	21.3	19.2
Total liabilities	2,542,342	2,358,434	2,351,062	7.8	8.1
Shareholders' equity:
Common stock	105,320	103,936	102,886	1.3	2.4
Retained earnings	265,491	227,331	217,141	16.8	22.3
Treasury stock, at cost	(35,515)	(33,577)	(33,566)	5.8	5.8
Accumulated other comprehensive loss	(1,273)	(2,107)	(2,204)	(39.6)	(42.2)
Total shareholders' equity	334,023	295,583	284,257	13.0	17.5
Total liabilities and shareholders' equity	$2,876,365	$2,654,017	$2,635,319	8.4%	9.1%

Shares issued	11,681	11,616	11,570
Shares outstanding	10,041	10,026	9,980
Treasury shares	1,640	1,590	1,590

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

				September 30, 2025 vs.
	For the three months ended			June 30, 2025		September 30, 2024
(In thousands, except percentages and per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$472	$487	$695	$(15)	(3.1)%	$(223)	(32.1)%
FHLB stock	121	130	164	(9)	(6.9)	(43)	(26.2)
Securities:
Taxable	1,735	1,735	1,904	-	-	(169)	(8.9)
Tax-exempt	18	17	17	1	5.9	1	5.9
Total securities	1,753	1,752	1,921	1	0.1	(168)	(8.7)
Loans:
SBA loans	964	856	1,159	108	12.6	(195)	(16.8)
Commercial loans	27,197	25,736	22,283	1,461	5.7	4,914	22.1
Residential mortgage loans	10,749	10,390	9,657	359	3.5	1,092	11.3
Consumer loans	1,469	1,491	1,436	(22)	(1.5)	33	2.3
Residential construction loans	1,636	1,758	2,235	(122)	(6.9)	(599)	(26.8)
Total loans	42,015	40,231	36,770	1,784	4.4	5,245	14.3
Total interest income	44,361	42,600	39,550	1,761	4.1	4,811	12.2
INTEREST EXPENSE
Interest-bearing demand deposits	1,998	1,898	1,802	100	5.3	196	10.9
Savings deposits	3,177	2,718	3,605	459	16.9	(428)	(11.9)
Brokered deposits	2,003	1,786	2,039	217	12.2	(36)	(1.8)
Time deposits	6,247	6,560	6,186	(313)	(4.8)	61	1.0
Borrowed funds and subordinated debentures	1,080	1,081	1,062	(1)	(0.1)	18	1.7
Total interest expense	14,505	14,043	14,694	462	3.3	(189)	(1.3)
Net interest income	29,856	28,557	24,856	1,299	4.5	5,000	20.1
Provision for credit losses, loans	1,409	1,725	1,029	(316)	(18.3)	380	36.9
(Release) Provision for credit losses, off-balance sheet	(80)	136	51	(216)	*NM	(131)	*NM
Release of credit losses, securities	(787)	(2,036)	-	1,249	61.3	(787)	*NM
Net interest income after provision for credit losses	29,314	28,732	23,776	582	2.0	5,538	23.3
NONINTEREST INCOME
Branch fee income	450	465	420	(15)	(3.2)	30	7.1
Service and loan fee income	607	536	753	71	13.2	(146)	(19.4)
Gain on sale of SBA loans held for sale, net	238	163	70	75	46.0	168	240.0
Gain on sale of mortgage loans, net	582	435	549	147	33.8	33	6.0
BOLI income	211	183	135	28	15.3	76	56.3
Net securities gains	475	3,600	499	(3,125)	(86.8)	(24)	(4.8)
Other income	404	433	377	(29)	(6.7)	27	7.2
Total noninterest income	2,967	5,815	2,803	(2,848)	(49.0)	164	5.9
NONINTEREST EXPENSE
Compensation and benefits	8,430	8,160	7,274	270	3.3	1,156	15.9
Processing and communications	1,150	980	868	170	17.3	282	32.5
Occupancy	838	809	781	29	3.6	57	7.3
Furniture and equipment	838	787	803	51	6.5	35	4.4
Professional services	405	350	326	55	15.7	79	24.2
Advertising	456	456	465	-	-	(9)	(1.9)
Loan related expenses	151	265	223	(114)	(43.0)	(72)	(32.3)
Deposit insurance	320	313	245	7	2.2	75	30.6
Director fees	263	265	232	(2)	(0.8)	31	13.4
Other expenses	564	634	795	(70)	(11.0)	(231)	(29.1)
Total noninterest expense	13,415	13,019	12,012	396	3.0	1,403	11.7
Income before provision for income taxes	18,866	21,528	14,567	(2,662)	(12.4)	4,299	29.5
Provision for income taxes	4,476	5,037	3,662	(561)	(11.1)	814	22.2
Net income	$14,390	$16,491	$10,905	$(2,101)	(12.7)%	$3,485	32.0%

Effective tax rate	23.7%	23.4%	25.1%

Net income per common share - Basic	$1.43	$1.64	$1.09
Net income per common share - Diluted	1.41	1.61	1.07

Weighted average common shares outstanding - Basic	10,036	10,033	9,978
Weighted average common shares outstanding - Diluted	10,233	10,212	10,148
*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

	For the nine months ended September 30,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2025	2024	$	%
INTEREST INCOME
Interest-bearing deposits	$1,291	$1,549	$(258)	(16.7)%
FHLB stock	433	624	(191)	(30.6)
Securities:
Taxable	5,257	5,503	(246)	(4.5)
Tax-exempt	53	53	-	-
Total securities	5,310	5,556	(246)	(4.4)
Loans:
SBA loans	2,753	3,787	(1,034)	(27.3)
Commercial loans	77,192	64,273	12,919	20.1
Residential mortgage loans	31,086	28,192	2,894	10.3
Consumer loans	4,306	4,228	78	1.8
Residential construction loans	5,390	7,265	(1,875)	(25.8)
Total loans	120,727	107,745	12,982	12.0
Total interest income	127,761	115,474	12,287	10.6
INTEREST EXPENSE
Interest-bearing demand deposits	5,518	5,523	(5)	(0.1)
Savings deposits	8,488	10,097	(1,609)	(15.9)
Brokered deposits	5,575	6,516	(941)	(14.4)
Time deposits	19,222	16,718	2,504	15.0
Borrowed funds and subordinated debentures	3,294	4,499	(1,205)	(26.8)
Total interest expense	42,097	43,353	(1,256)	(2.9)
Net interest income	85,664	72,121	13,543	18.8
Provision for credit losses, loans	4,491	1,937	2,554	131.9
Provision for credit losses, off-balance sheet	16	66	(50)	(75.8)
(Release) Provision for credit losses, securities	(2,824)	646	(3,470)	(537.2)
Net interest income after provision for credit losses	83,981	69,472	14,509	20.9
NONINTEREST INCOME
Branch fee income	1,362	929	433	46.6
Service and loan fee income	2,007	1,677	330	19.7
Gain on sale of SBA loans held for sale, net	540	613	(73)	(11.9)
Gain on sale of mortgage loans, net	1,185	1,134	51	4.5
BOLI income	546	389	157	40.4
Net securities gains	4,026	573	*NM	*NM
Other income	1,217	1,238	(21)	(1.7)
Total noninterest income	10,883	6,553	4,330	66.1
NONINTEREST EXPENSE
Compensation and benefits	24,492	21,751	2,741	12.6
Processing and communications	3,116	2,615	501	19.2
Occupancy	2,527	2,394	133	5.6
Furniture and equipment	2,370	2,306	64	2.8
Professional services	1,118	1,167	(49)	(4.2)
Advertising	1,302	1,263	39	3.1
Loan related expenses	462	959	(497)	(51.8)
Deposit insurance	874	905	(31)	(3.4)
Director fees	1,022	709	313	44.1
Other expenses	1,758	2,055	(297)	(14.5)
Total noninterest expense	39,041	36,124	2,917	8.1
Income before provision for income taxes	55,823	39,901	15,922	39.9
Provision for income taxes	13,339	9,956	3,383	34.0
Net income	$42,484	$29,945	$12,539	41.9%

Effective tax rate	23.9%	25.0%

Net income per common share - Basic	$4.23	$2.98
Net income per common share - Diluted	4.15	2.94

Weighted average common shares outstanding - Basic	10,041	10,040
Weighted average common shares outstanding - Diluted	10,231	10,192
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	September 30, 2025			September 30, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$42,014	$472	4.46%	$50,232	$695	5.50%
FHLB stock	7,588	121	6.31	7,530	164	8.67
Securities:
Taxable	135,170	1,735	5.14	141,682	1,904	5.38
Tax-exempt	1,460	24	6.43	1,579	18	4.48
Total securities (A)	136,630	1,759	5.15	143,261	1,922	5.37
Loans:
SBA loans	46,001	964	8.38	53,987	1,159	8.59
Commercial loans	1,552,462	27,197	6.86	1,321,336	22,283	6.60
Residential mortgage loans	674,260	10,749	6.38	628,299	9,657	6.15
Consumer loans	82,851	1,469	6.94	70,740	1,436	7.94
Residential construction loans	68,056	1,636	9.41	99,865	2,235	8.76
Total loans (B)	2,423,630	42,015	6.78	2,174,227	36,770	6.62
Total interest-earning assets	$2,609,862	$44,367	6.74%	$2,375,250	$39,551	6.62%

Noninterest-earning assets:
Cash and due from banks	23,335			23,728
Allowance for credit losses	(29,641)			(26,406)
Other assets	98,914			93,000
Total noninterest-earning assets	92,608			90,322
Total assets	$2,702,470			$2,465,572

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$363,353	$1,998	2.18%	$320,256	$1,802	2.24%
Savings deposits	510,616	3,177	2.47	530,954	3,605	2.70
Brokered deposits	230,728	2,003	3.44	217,851	2,039	3.72
Time deposits	665,691	6,247	3.72	560,297	6,186	4.39
Total interest-bearing deposits	1,770,388	13,425	3.01	1,629,358	13,632	3.33
Borrowed funds and subordinated debentures	118,350	1,080	3.57	120,067	1,062	3.46
Total interest-bearing liabilities	$1,888,738	$14,505	3.05%	$1,749,425	$14,694	3.34%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	453,140			408,376
Other liabilities	32,741			28,761
Total noninterest-bearing liabilities	485,881			437,137
Total shareholders' equity	327,851			279,010
Total liabilities and shareholders' equity	$2,702,470			$2,465,572

Net interest spread		$29,862	3.69%		$24,857	3.28%
Tax-equivalent basis adjustment		(6)			(1)
Net interest income		$29,856			$24,856
Net interest margin			4.54%			4.16%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	September 30, 2025			June 30, 2025
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$42,014	$472	4.46%	$43,985	$487	4.44%
FHLB stock	7,588	121	6.31	7,626	130	6.82
Securities:
Taxable	135,170	1,735	5.14	138,283	1,735	5.02
Tax-exempt	1,460	24	6.43	1,471	20	5.59
Total securities (A)	136,630	1,759	5.15	139,754	1,755	5.02
Loans:
SBA loans	46,001	964	8.38	48,646	856	7.04
Commercial loans	1,552,462	27,197	6.86	1,497,021	25,736	6.80
Residential mortgage loans	674,260	10,749	6.38	658,239	10,390	6.31
Consumer loans	82,851	1,469	6.94	82,265	1,491	7.17
Residential construction loans	68,056	1,636	9.41	72,525	1,758	9.59
Total loans (B)	2,423,630	42,015	6.78	2,358,696	40,231	6.75
Total interest-earning assets	$2,609,862	$44,367	6.74%	$2,550,061	$42,603	6.70%

Noninterest-earning assets:
Cash and due from banks	23,335			21,601
Allowance for credit losses	(29,641)			(28,067)
Other assets	98,914			95,195
Total noninterest-earning assets	92,608			88,729
Total assets	$2,702,470			$2,638,790

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$363,353	$1,998	2.18%	$354,353	$1,898	2.15%
Savings deposits	510,616	3,177	2.47	487,307	2,718	2.24
Brokered deposits	230,728	2,003	3.44	207,128	1,786	3.46
Time deposits	665,691	6,247	3.72	682,426	6,560	3.86
Total interest-bearing deposits	1,770,388	13,425	3.01	1,731,214	12,962	3.00
Borrowed funds and subordinated debentures	118,350	1,080	3.57	118,166	1,081	3.62
Total interest-bearing liabilities	$1,888,738	$14,505	3.05%	$1,849,380	$14,043	3.05%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	453,140			442,151
Other liabilities	32,741			34,464
Total noninterest-bearing liabilities	485,881			476,615
Total shareholders' equity	327,851			312,795
Total liabilities and shareholders' equity	$2,702,470			$2,638,790

Net interest spread		$29,862	3.69%		$28,560	3.66%
Tax-equivalent basis adjustment		(6)			(3)
Net interest income		$29,856			$28,557
Net interest margin			4.54%			4.49%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YTD NET INTEREST MARGIN

	For the nine months ended
(Dollar amounts in thousands, interest amounts and	September 30, 2025			September 30, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$38,796	$1,291	4.45%	$37,764	$1,549	5.48%
FHLB stock	7,558	433	7.65	8,822	624	9.45
Securities:
Taxable	138,739	5,257	5.05	139,029	5,503	5.28
Tax-exempt	1,508	62	5.51	1,603	56	4.50
Total securities (A)	140,247	5,319	5.06	140,632	5,559	5.27
Loans:
SBA loans	48,082	2,753	7.55	57,330	3,787	8.71
Commercial loans	1,499,213	77,192	6.79	1,301,303	64,273	6.49
Residential mortgage loans	657,540	31,086	6.30	626,286	28,192	6.00
Consumer loans	80,119	4,306	7.09	70,313	4,228	7.90
Residential construction loans	74,938	5,390	9.49	113,901	7,265	8.38
Total loans (B)	2,359,892	120,727	6.75	2,169,133	107,745	6.53
Total interest-earning assets	$2,546,493	$127,770	6.71%	$2,356,351	$115,477	6.55%

Noninterest-earning assets:
Cash and due from banks	22,684			23,499
Allowance for credit losses	(28,396)			(26,223)
Other assets	95,248			92,658
Total noninterest-earning assets	89,536			89,934
Total assets	$2,636,029			$2,446,285

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$353,310	$5,518	2.09%	$327,544	$5,523	2.25%
Savings deposits	497,715	8,488	2.28	512,969	10,097	2.63
Brokered deposits	217,187	5,575	3.43	229,862	6,516	3.79
Time deposits	662,119	19,222	3.88	520,448	16,718	4.29
Total interest-bearing deposits	1,730,331	38,803	3.00	1,590,823	38,854	3.26
Borrowed funds and subordinated debentures	118,548	3,294	3.66	150,278	4,499	3.93
Total interest-bearing liabilities	$1,848,879	$42,097	3.04%	$1,741,101	$43,353	3.33%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	440,388			404,471
Other liabilities	32,356			28,883
Total noninterest-bearing liabilities	472,744			433,354
Total shareholders' equity	314,406			271,830
Total liabilities and shareholders' equity	$2,636,029			$2,446,285

Net interest spread		$85,673	3.67%		$72,124	3.22%
Tax-equivalent basis adjustment		(9)			(3)
Net interest income		$85,664			$72,121
Net interest margin			4.50%			4.09%

(A) Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.

(B) The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND ASSET QUALITY SCHEDULES

Amounts in thousands, except percentages	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$29,012	$27,651	$26,788	$27,002	$26,107
Provision for credit losses on loans	1,409	1,725	1,358	470	1,029
	30,421	29,376	28,146	27,472	27,136
Less: Chargeoffs
SBA loans	211	105	350	300	70
Commercial loans	-	100	2	350	46
Residential mortgage loans	85	282	130	150	-
Consumer loans	30	21	50	93	68
Residential construction loans	-	-	-	-	-
Total chargeoffs	326	508	532	893	184
Add: Recoveries
SBA loans	50	2	5	26	7
Commercial loans	92	102	5	171	9
Residential mortgage loans	-	-	-	-	-
Consumer loans	8	40	27	12	34
Residential construction loans	-	-	-	-	-
Total recoveries	150	144	37	209	50
Net chargeoffs	(176)	(364)	(495)	(684)	(134)
Balance, end of period	$30,245	$29,012	$27,651	$26,788	$27,002

ASSET QUALITY INFORMATION:

Nonaccrual loans:
SBA loans	$4,225	$4,177	$3,231	$3,850	$3,646
Commercial loans	4,006	3,512	4,821	2,974	3,674
Residential mortgage loans	11,174	7,980	8,622	5,711	5,053
Consumer loans	938	-	-	-	100
Residential construction loans	171	171	171	547	547
Total nonaccrual loans	20,514	15,840	16,845	13,082	13,020
Debt securities available for sale, net of valuation allowance	-	-	1,145	1,964	2,859
Nonaccrual assets	20,514	15,840	17,990	15,046	15,879

Loans 90 days past due & still accruing	$356	$2,876	$1,123	$760	$-

Nonaccrual loans to total loans	0.83%	0.66%	0.72%	0.58%	0.59%
Nonaccrual assets to total assets	0.71	0.54	0.65	0.57	0.60

Allowance for credit losses to:
Total loans at quarter end	1.23%	1.22%	1.18%	1.18%	1.22%
Total nonaccrual loans	147.44	183.16	164.15	204.77	207.39

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

(In thousands, except %'s, employee, office and per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
SUMMARY OF INCOME:
Total interest income	$44,361	$42,600	$40,801	$40,264	$39,550
Total interest expense	14,505	14,043	13,550	13,774	14,694
Net interest income	29,856	28,557	27,251	26,490	24,856
Provision (Release) for credit losses	542	(175)	1,317	1,300	1,080
Net interest income after provision for credit losses	29,314	28,732	25,934	25,190	23,776
Total noninterest income	2,967	5,815	2,101	1,916	2,803
Total noninterest expense	13,415	13,019	12,611	12,617	12,012
Income before provision for income taxes	18,866	21,528	15,424	14,489	14,567
Provision for income taxes	4,476	5,037	3,826	2,984	3,662
Net income	$14,390	$16,491	$11,598	$11,505	$10,905

Net income per common share - Basic	$1.43	$1.64	$1.15	$1.15	$1.09
Net income per common share - Diluted	1.41	1.61	1.13	1.13	1.07

COMMON SHARE DATA:
Market price per share	$48.87	$47.08	$40.70	$43.61	$34.06
Dividends paid	0.15	0.14	0.14	0.13	0.13
Book value per common share	33.26	31.88	30.38	29.48	28.48

Weighted average common shares outstanding - Basic	10,036	10,033	10,054	10,002	9,978
Weighted average common shares outstanding - Diluted	10,233	10,212	10,247	10,204	10,148
Issued common shares	11,681	11,672	11,666	11,616	11,570
Outstanding common shares	10,041	10,032	10,076	10,026	9,980
Treasury shares	1,640	1,640	1,590	1,590	1,590

QUARTERLY PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets	2.11%	2.51%	1.83%	1.83%	1.76%
Return on average equity	17.41	21.15	15.56	15.77	15.55
Efficiency ratio**	41.47	42.31	42.89	44.44	44.23
Noninterest expense to average assets	1.97	1.98	1.99	2.01	1.94

BALANCE SHEET DATA:
Total assets	$2,876,365	$2,928,523	$2,767,943	$2,654,017	$2,635,319
Total securities	131,252	139,348	142,092	145,028	143,712
Total loans	2,468,527	2,382,594	2,345,130	2,260,657	2,217,393
Allowance for credit losses	30,245	29,012	27,651	26,788	27,002
Total deposits	2,267,484	2,187,366	2,175,398	2,100,313	2,046,137
Total shareholders' equity	334,023	319,840	306,142	295,583	284,257

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.74%	6.70%	6.68%	6.64%	6.62%
Interest-bearing liabilities	3.05	3.05	3.04	3.13	3.34
Net interest spread	3.69	3.66	3.64	3.51	3.28
Net interest margin	4.54	4.49	4.46	4.37	4.16

CREDIT QUALITY:
Nonaccrual assets	$20,514	$15,840	$17,990	$15,046	$15,879
QTD annualized net chargeoffs to QTD average loans	(0.03)%	(0.06)%	(0.09)%	(0.12)%	(0.02)%
Allowance for credit losses to total loans	1.23	1.22	1.18	1.18	1.22
Nonaccrual loans to total loans	0.83	0.66	0.72	0.58	0.59
Nonaccrual assets to total assets	0.71	0.54	0.65	0.57	0.60

UNITY BANCORP CAPITAL RATIOS:
Total equity to total assets	11.61%	10.92%	11.06%	11.14%	10.79%
Leverage ratio	12.71	12.50	12.32	12.22	11.94
Common Equity Tier 1 Capital Ratio	14.45	13.96	13.87	13.90	13.50
Risk-based Tier 1 Capital Ratio	14.88	14.39	14.33	14.37	13.98
Risk-based Total Capital Ratio	16.13	15.65	15.58	15.62	15.23

Number of banking offices	22	21	21	21	21
Employee Full-Time Equivalent	238	237	227	224	222

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

LOAN PORTFOLIO COMPOSITION

In thousands, except percentages	September 30, 2025%		December 31, 2024%
Loans Held for Sale	$15,421	0.6%	$12,163	0.5%

SBA Loans	37,537	1.5%	38,309	1.7%

Commercial Loans
Commercial construction	117,111	4.7%	130,193	5.8%
SBA 504	41,870	1.7%	48,479	2.1%
Commercial & industrial	168,579	6.8%	147,186	6.5%
Commercial mortgage - owner occupied	640,837	26.0%	577,541	25.6%
Commercial mortgage - nonowner occupied	525,974	21.3%	428,600	19.0%
Other	88,237	3.6%	79,630	3.5%
Total Commercial Loans	1,582,608	64.1%	1,411,629	62.5%

Residential Mortgage Loans
Primary residence	471,747	19.1%	427,738	18.9%
Secondary residence	70,465	2.9%	65,063	2.9%
Investor property	134,650	5.4%	138,126	6.1%
Total Residential Mortgage Loans	676,862	27.4%	630,927	27.9%

Consumer Loans
Home equity	78,951	3.2%	73,223	3.2%
Consumer other	3,906	0.2%	3,488	0.2%
Total Consumer Loans	82,857	3.4%	76,711	3.4%

Residential Construction Loans	73,242	3.0%	90,918	4.0%

Total Gross Loans	$2,468,527	100.0%	$2,260,657	100.0%

UNITY BANCORP, INC.

QUARTERLY NON-GAAP RECONCILIATION

	For the three months ended
(In thousands, except percentages and per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024
Adjusted net income:
Net income (GAAP)	$14,390	$16,491		$10,905
Non-recurring transactions:
Less: Release of credit losses, securities	(787)	(2,036)		-
Less: Net securities gains, pertaining to one-time sales	-	(3,509)		-
Less: Net securities gains, unrealized	(218)	-		-
Add: Adjusted release (provision) for income taxes	238	1,301		-
Adjusted net income (non-GAAP)	$13,623	$12,247		$10,905

Adjusted net income per common share:
Weighted average common shares outstanding - Basic	10,036	10,033		9,978
Weighted average common shares outstanding - Diluted	10,233	10,212		10,148

Net income per common share - Basic (GAAP)	$1.43	$1.64		$1.09
Net income per common share - Diluted (GAAP)	1.41	1.61		1.07

Adjusted net income per common share - Basic (non-GAAP)	$1.36	$1.22	$
Adjusted net income per common share - Diluted (non-GAAP)	1.33	1.20

Adjusted return on average assets:
Total QTD average assets	2,702,470	2,638,790		2,465,572

Return on average assets (GAAP)	2.11%	2.51%		1.76%
Adjusted return on average assets (non-GAAP)	2.00	1.86

Adjusted return on average equity:
Total QTD average equity	327,851	312,795		279,010

Return on average equity (GAAP)	17.41%	21.15%		15.55%
Adjusted return on average equity (non-GAAP)	16.49	15.70